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                                                                    Exhibit 99.1

A.C.Moore LOGO                           General Office o Distribution Center
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                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723



FOR:                                   FROM:
A.C. Moore Arts & Crafts, Inc.         Gregory FCA Communications, Inc.
Leslie Gordon                          For More Information Contact:
Chief Financial Officer                Joe Crivelli
(856) 768-4930                         (610) 642-8253

FOR IMMEDIATE RELEASE

                 A.C. MOORE'S SECOND QUARTER SALES INCREASE 14%

BERLIN, NEW JERSEY, JULY 6, 2006 - A.C. Moore Arts & Crafts, Inc. (Nasdaq: ACMR) today reported sales of $129.8 million for the second quarter ended June 30, 2006, an increase of 14% over sales of $113.5 million during the second quarter of 2005. Same store sales in the second quarter of 2006 increased by 3% versus 2005.

For the six months ended June 30, 2006, sales were $262.8 million, an increase of 11% over sales of $236.4 million in the first six months of 2005. Same store sales increased by less than 1% for the six month period.

Rick Lepley, Chief Executive Officer, stated, "We are very pleased to report a comp store sales increase of 3%, a significant improvement over the results in the last few quarters."

Mr. Lepley continued, "For the balance of this calendar year we will be focused on reviewing every facet of our business including our merchandise assortment, product sourcing, store and warehouse processes, and selling, general & administrative expenses, all in an effort to improve our operating results."

Second quarter earnings will be released on July 20, 2006 and the company will host a conference call at 11:00 AM Eastern Daylight Time to discuss the financial results in detail. To participate, please call 973-935-8504. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 7588167 to access the taped digital replay. The replay will be available at approximately 1:00 PM on July 20th and will remain available until Wednesday, July 27th at 11:59 PM Eastern Daylight time.

A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until July 20, 2007.

In addition, the Company announced that the date for its third quarter 2006 earnings release and conference call has changed. The Company now expects to announce earnings on the morning of October 20, 2006, with the conference call taking place at 11 AM Eastern Time.
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A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 114 stores in the Eastern United States. For more information about the Company, visit our website at www.acmoore.com.

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This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the costs associated with a change in senior management, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.